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                                                                      EXHIBIT 21


                                                                                Jurisdiction of
              Name                                                               Incorporation
              ----                                                              ---------------

Cash America International, Inc.                                                    Texas

Cash America, Inc.                                                                  Delaware
     Cash America, Inc. of Louisiana                                                Delaware
     RATI Holding, Inc.                                                             Texas

Cash America, Inc. of Tennessee                                                     Tennessee

Cash America, Inc. of Oklahoma                                                      Oklahoma

Cash America, Inc. of Kentucky                                                      Kentucky

Cash America, Inc. of South Carolina                                                South Carolina

Florida Cash America, Inc.                                                          Florida

Georgia Cash America, Inc.                                                          Georgia

Cash America, Inc. of North Carolina                                                North Carolina

Cash America Pawn, Inc. of Ohio                                                     Ohio

Cash America, Inc. of Alabama                                                       Alabama

Cash America, Inc. of Colorado                                                      Colorado

Cash America, Inc. of Indiana                                                       Indiana

Cash America Pawn L.P.                                                              Delaware

Cash America Management L.P.                                                        Delaware

Cash America Holding, Inc.                                                          Delaware

Harvey & Thompson Limited                                                           England

Express Cash International Corporation                                              Delaware

CAII Pantbelaning AB                                                                Sweden
     AB Svensk Pantbelaning                                                         Sweden
     Svensk Pantbelaning Service AB                                                 Sweden

Cash America of Missouri, Inc.                                                      Missouri
     Vincent's Jewelers and Loan, Inc.                                              Missouri

Mr. Payroll Corporation                                                             Delaware

Cash America, Inc. of Utah                                                          Utah

Cash America Franchising, Inc.                                                      Delaware

Cash America Financial Services, Inc.                                               Delaware

Cash America, Inc. of Illinois                                                      Illinois
     Uptown City Pawners, Inc.                                                      Illinois

Doc Holliday's Pawnbrokers & Jewelers, Inc.                                         Delaware
     Longhorn Pawn & Gun, Inc.                                                      Texas
         Bronco Pawn & Gun, Inc.                                                    Oklahoma
         Gamecock Pawn & Gun, Inc.                                                  South Carolina
         Hornet Pawn & Gun, Inc.                                                    North Carolina
         Tiger Pawn & Gun, Inc.                                                     Tennessee